UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): February 14, 2018

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54957
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders.
Plexus Corp. (the “Company”) held its 2018 Annual Meeting of Shareholders on February 14, 2018 (the “Annual Meeting”). Below are the voting results from the Annual Meeting:
Proposal 1:    The 10 individuals nominated by the Board of Directors for election as directors were elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	30,246,511	459,722
Stephen P. Cortinovis	30,190,252	515,981
David J. Drury	30,186,102	520,131
Joann M. Eisenhart	30,577,951	128,282
Dean A. Foate	30,393,045	313,188
Rainer Jueckstock	30,595,562	110,671
Peter Kelly	30,149,865	556,368
Todd P. Kelsey	30,564,475	141,758
Paul A. Rooke	30,650,483	55,750
Michael V. Schrock	30,436,262	269,971
* * *
Broker non-votes:    1,664,137 in the case of each director
Proposal 2:     The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2018 with the following votes:

For: 32,266,184        Against: 101,024        Abstain: 3,162

Broker non-votes: 0

Proposal 3:    The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the proxy statement for the Annual Meeting, received the following votes:

For: 29,962,081        Against: 724,025        Abstain: 20,127

Broker non-votes: 1,664,137

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018	PLEXUS CORP.
(Registrant)

By:	/s/ Angelo M. Ninivaggi Angelo M. Ninivaggi Senior Vice President, Chief Administrative Officer, General Counsel and Secretary